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EXHIBIT 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Francis Sarena and Andrew L. Guggenhime of Facet Biotech Corporation (the "Company"), or any one of them, as true and lawful attorney-in-fact and agent, with full power (including the full power of substitution and resubstitution) to sign for him and in his name, place and stead, in the capacity set forth below, any amendment or supplement to the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed by the Company with the Securities and Exchange Commission (the "Commission") on February 24, 2010, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ BRADFORD S. GOODWIN Bradford S. Goodwin	Director	April 16, 2010
/s/ GARY LYONS Gary Lyons	Director	April 16, 2010
/s/ DAVID R. PARKINSON, M.D. David R. Parkinson, M.D.	Director	April 17, 2010
/s/ KURT VON EMSTER Kurt von Emster	Director	April 19, 2010
/s/ HOYOUNG HUH Hoyoung Huh	Director	April 18, 2010

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  EXHIBIT 24.1
POWER OF ATTORNEY